                                                                    EXHIBIT 10.4

                SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Second Amendment to Loan and Security Agreement (the "Amendment") is made and entered into as of June 1, 1992, by and between RED MAN PIPE & SUPPLY CO., an Oklahoma corporation ("Borrower"), and BARCLAYS BUSINESS CREDIT, INC., a Connecticut corporation ("Lender").

                            PRELIMINARY STATEMENTS:

     1. Borrower and Lender entered into that certain Loan and Security Agreement dated as of May 3, 1991, as amended by that certain First Amendment to Loan and Security Agreement dated as of July 30, 1991, governing the terms of up to $25,000,000 in revolving credit loans (as amended, the "Agreement").

     2. Borrower has requested that the Agreement be amended to provide for a term loan from Lender to Borrower.

     3. To facilitate issuance of letters of credit for the account of Borrower, Borrower has further requested that the Agreement be amended to contemplate the issuance of letter of credit guaranties by Lender.

     4. Borrower and Lender desire to amend the Agreement to make certain other revisions more particularly described herein.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the agreements herein contained, subject to the terms and conditions set forth herein, Borrower and Lender hereby agree as follows, and agree that the amendments specified below shall be effective from and after the date hereof and shall be incorporated into the Agreement and shall supersede those provisions in the Agreement referenced as follows:

     1.   DEFINITIONS.

          (a) Terms used herein and defined in the Agreement shall have the meanings set forth in the Agreement except as otherwise provided herein.

          (b) The definitions of "Applicable Rate", "Average Daily Availability", "Average Daily Loan Balance", "Borrowing Base", "Loans" and "Other Agreements" contained in Section 1.1 of the Agreement are hereby deleted, and in place thereof shall be the following:

               "Applicable Rate - the Annual Revolving Rate or the Annual Term Rate, as the context may require, and, for purposes of Sections 3.1(D) and (E) of this Agreement, shall include the Default Rate."

               "Average Daily Availability - the amount obtained by adding the difference between the Borrowing Base and the unpaid balance of Revolving Credit Loans owing by Borrower to Lender at the end of each day during the period in question and by dividing such sum by the number of days in such period."

               "Average Daily Loan Balance - the amount obtained by adding the unpaid balance of Revolving Credit Loans owing by Borrower to Lender at the end of each day for each day during the period in question and by dividing such sum by the number of days in such period."

               "Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

               (a) the Commitment as of such date, minus the outstanding principal amount of the Term Loan as of such date; or

               (b) an amount up to:

                    (i) ninety percent (90%) of the net amount (after deduction of such reserves as Lender deems proper and necessary in its sole discretion, including a reserve for sales tax payables) of Eligible Accounts outstanding at such date;

                    PLUS

                    (ii) the lesser of (A) $6,000,000 or (B) sixty percent (60%) of the value (after deduction of such reserves as Lender deems proper and necessary in its sole discretion) of Eligible Inventory at such date consisting of tubular goods held for sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market;

                    PLUS

                    (iii) the lesser of (A) the Supply Inventory Maximum in effect on such date or (B) the Supply Inventory Advance Rate in effect on such date multiplied by the value (after deduction of such reserves as Lender deems proper and necessary in its sole discretion) of Eligible Inventory at such date consisting of consumable supplies held for sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market;

                    MINUS (subtract from the sum of clauses (i), (ii) and (iii)
               above)

                    (iv) an amount equal to the sum of (A) the face amount of all LC Guaranties and Letters of Credit issued by Lender or Affiliates of Lender and outstanding at such date and (B) any amounts which Lender may be obligated to pay in the future for the account of Borrower pursuant to this Agreement, the other Agreements or otherwise.

          For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts, less any and all returns, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time."

              "Loans - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all Revolving Credit Loans and the Term Loan."

              "Other Agreements - any and all agreements, instruments and documents heretofore, now or hereafter executed by Borrower or delivered to Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Term Note, the Guaranty, the Mortgages and the Acknowledgments, as the same may be modified, supplemented, extended or amended from time to time."

          (c) The following definitions are hereby added to Section 1.1 of the
     Agreement:

              "Annual Revolving Rate - as defined in Section 3.1(A) of this Agreement."

              "Annual Term Rate - as defined in Section 3.1(A) of this
          Agreement."

              "LC Guaranty - a guaranty executed by Lender at Borrower's request and in Lender's sole discretion in favor of a Person who has issued a Letter of Credit."

              "Letter of Credit - a letter of credit at any time issued for the account of Borrower.

              "Loan Documents - this Agreement and the Other Agreements."

              "Mortgages - the mortgages and/or deeds of trust to be executed by Borrower on or about a Term Loan Closing Date in favor of Lender and by which Borrower shall grant and convey to Lender, as security for the obligations, Liens upon the Real Property."

              "Real Property - those certain parcels of real Property to be purchased by Borrower from Superior Supply Company, and more particularly described on Exhibit "L" attached hereto."

              "Revolving Credit Loans - a Loan made by Lender as provided in
          Section 2.1(A) of this Agreement."

              "Term Loan - the Loan described in Section 2.1(B) of this Agreement."

              "Term Loan Closing Date - each date on which all of the conditions precedent to an advance under the Term Loan are satisfied and an advance under the Term Loan is made.

              "Term Note - the term note to be executed by Borrower on or about the first Term Loan Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of Exhibit "K" attached hereto."

     2. THE LOANS. Section 2.1 of the Agreement is hereby deleted, and in place thereof shall be the following:

          "2.1.  THE LOANS AND LC GUARANTIES.

                 (A) Provided that no Default or Event of Default has occurred, Lender will make Revolving Credit Loans to Borrower from time to time, in amounts as requested by Borrower, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. It is expressly understood and agreed that Lender may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute obligations that are secured by the Collateral and entitled to all benefits thereof. Insofar as Borrower may request and Lender may be willing in its discretion to make Revolving Credit Loans to Borrower at a time when the unpaid balance of Revolving Credit Loans exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (any such Revolving Credit Loan or Loans being herein referred to individually as an "Overadvance" and collectively as "Overadvances", Lender shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid ON DEMAND. In consideration of Lender making any Overadvance to Borrower, Borrower agrees to pay to Lender, contemporaneously with the making of such overadvance, an amount equal to one percent (1%) of the Overadvance, provided that the payment of such amount does not cause the interest ON the obligations to exceed the Maximum Legal Rate. The Revolving Credit Loans shall be used solely (i) for the satisfaction of existing Indebtedness of Borrower to F&M Bank and Trust Company of Tulsa, oklahoma, (ii) for the satisfaction of certain trade payables and other unsecured indebtedness owed to trade creditors of Borrower, (iii) for Borrower's general operating capital needs to the extent not inconsistent with the provisions of this Agreement, and (iv) for the payment of any of the fees specified in Section 3.2 of this Agreement and, to the extent approved by Lender, to the payment of any costs associated with the closing of the transactions contemplated by this Agreement.

                 (B) Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan to Borrower in the aggregate principal amount of up to $500,000, which shall bear interest and be repayable in accordance with the terms of the Term Note and shall be secured by the Collateral. The Term Loan may be advanced in two advances in the amounts of up to $385,000 and $115,000, respectively. The proceeds of the first advance shall be used by Borrower solely for the purpose of purchasing the Real Property other than the Real Property located in Conroe, Texas, and the proceeds of the second advance shall be used solely for the purpose of purchasing real Property.

                 (C) Provided that no Default or Event of Default has occurred, Borrower may request from time to time that Lender provide LC Guaranties to support Letters of Credit to be issued for the account of Borrower, not to exceed the face amount of $500,000 outstanding at any time. Borrower acknowledges that execution of any LC Guaranty requested by Borrower shall be in the sole discretion of Lender, and that any Letter of Credit will be subject to the terms, conditions and requirements of the Person issuing such Letter of Credit. If at any time Lender is called upon under an LC Guaranty to reimburse to the issuer of any Letter of Credit any draft drawn upon such Letter of Credit, Borrower shall be deemed to have borrowed, as of the date of such reimbursement, a Revolving Credit Loan in the amount of such reimbursement."

     3.   INTEREST AND CHARGES.

          (a) Section 3.1(A) of the Agreement is hereby deleted, and in place thereof shall be the following:

                    "(A) The principal amount of the Term Loan outstanding from day-to-day shall bear interest, calculated daily at a fluctuating rate per annum equal to the lesser of (i) 2.5% above the Base Rate (the "Annual Term Rate"), or (ii) the Maximum Legal Rate. The principal amount of the Revolving Credit Loans outstanding from day-to-day shall bear interest, calculated daily at a fluctuating rate per annum equal to the lesser of (i) 2.0% (or such lesser percentage as may be provided by subsection (H) hereof) above the Base Rate (the "Annual Revolving Rate"), or (ii) the Maximum Legal Rate."

          (b) All references in Section 3.1(H) of the Agreement to the "Applicable Rate" are hereby amended to be references to the "Annual Revolving Rate."

     4.   FEES. The following Sections 3.2(D) and 3.2(E) are hereby added to the
Agreement:

                    "(D) Term Loan Closing Fee. On or before the first Term Loan Closing Date, Borrower shall pay to Lender a Term Loan closing fee of $5,000, which shall be deemed fully earned and nonrefundable at the first Term Loan Closing Date and shall be paid concurrently with the first advance under the Term Loan. Such fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the Term Loan, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provision of this Agreement (for example, reasonable attorney's fees incurred by Lender) or any other Agreement."

               "(E) LC Guaranty Fee. Borrower agrees to pay to Lender a monthly LC Guaranty Fee, equal to 2.5% per annum of the face amount of the Letters of Credit (if any) outstanding during such month for which Lender has issued LC Guaranties. The LC Guaranty Fee shall be payable monthly in arrears, beginning July 1, 1992 and continuing regularly thereafter during the term of this Agreement and upon the termination hereof. Such LC Guaranty Fee shall be in addition to any fee charged by the issuer of any Letter of Credit."

     5. PAYMENTS. All references in Section 3.4 of the Agreement to "Loan" or "Loans" are hereby amended to be references to "Revolving Credit Loan" or "Revolving Credit Loans" and Section 3.4 is further amended by adding thereto the following subsection (D):

               "(D) Notwithstanding Section 3.5, any payment received on the Loans by Lender from or on behalf of Borrower shall first be applied to the payment of any principal and interest then due and payable under either Loan in such manner as Lender shall determine in its sole discretion, with the balance of any such payment being applied by Lender pursuant to the provisions of Section 3.5. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion and without any obligation, to advance to Borrower, and to charge to the Loan Account hereunder as a Revolving Credit Loan, a sum sufficient on any date to pay all principal and interest then due and owing on any Loan.

     6. APPLICATION OF PAYMENTS AND COLLECTIONS. A new sentence is hereby added to the end of Section 3.5 of the Agreement, which sentence shall read as follows:

     "In no event shall such credit balance be applied or be deemed to have been applied as a prepayment of the Term Loan unless as requested by Borrower, but Lender may offset such credit balance against the obligations upon or after the occurrence of an Event of Default."

     7. CONDITIONS PRECEDENT. The following Section 10.3 is hereby added to the Agreement:

          "10.3 CONDITIONS TO ADVANCES UNDER TERM LOAN. Notwithstanding any other provision of this Agreement or any of the other Agreements, and without affecting in any manner the rights of Lender under the other Sections of this Agreement (including, without limitation, Sections 10.1 and 10.2), it is understood and agreed that Lender will not make any advance under the Term Loan unless and until each of the following additional conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

               (A) Borrower shall have executed and delivered to Lender the Term Note;

               (B) Borrower shall have provided evidence that Borrower has purchased, or will purchase with the proceeds of such advance, the Real Property to be purchased as described in Section 2.1(B) hereof, free and clear of any and all Liens, other than the Lien created by the Mortgages;

               (C) Borrower shall have executed and delivered to Lender the Mortgages covering the Real Property to be purchased, which Mortgages shall have been recorded with the appropriate filing officers or shall be duly recorded immediately after acquisition of the Real Property by Borrower;

               (D) Borrower shall have delivered to Lender, at Borrower's expense, mortgagee title insurance policies (or commitments to issue mortgagee title insurance policies, provided Borrower simultaneously pays all premiums and satisfies all conditions necessary for issuance of such policies) issued by a title insurance company satisfactory to Lender insuring Lender as mortgagee; such policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Real Property to be purchased, subject only to those exceptions acceptable to Lender and its counsel;

               (E) Borrower shall have delivered to Lender such other documents, including, without limitation, surveys of the Real Property to be purchased, certificates of corporate resolutions and incumbency of officers, opinions of counsel, and other documents and instruments as Lender and its counsel may reasonably request relating to the Real Property, the Term Note and the Mortgages;

               (F) The first Term Loan Closing Date must occur on or before June 15, 1992 and the second Term Loan Closing Date must occur on or before September 30, 1992."

     8. EXHIBITS. All references in the Agreement (as amended hereby) to Exhibits "J", "K" and "L" shall hereafter be deemed to be references to Exhibits "J", "K" and "L", respectively, attached hereto.

     9. CONDITIONS. The obligation of Lender to be bound by the provisions of this Amendment shall be subject to the fulfillment of the following conditions precedent on or before the date hereof:

          (a) Lender shall have received the following, duly executed by each party thereto, other than Lender:

              (i)   this Amendment; and

              (ii) all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

          (b) Borrower and Guarantor shall have performed and complied with all agreements and conditions contained in the Agreement and the other Agreements which are required to be performed or complied with by Borrower or Guarantor before or on the date hereof.

          (c) The representations and warranties contained in the Agreement, as amended hereby, and the other Agreements shall be true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date.

          (d) No material adverse change shall have occurred in the business operations, financial condition or prospects of Borrower or Guarantor, and no material adverse litigation shall be pending or, to the knowledge of Borrower or Guarantor, threatened, against Borrower or Guarantor.

          (e) All corporate and legal proceedings and all documents required to be completed and executed by the provisions of, and all instruments to be executed in connection with the transactions contemplated by, this Amendment and any related agreements shall be satisfactory in form and substance to Lender.

     10. EXISTING DEFAULTS. As of the date hereof, there exist Events of Default under the Agreement. The execution of this Amendment is not intended to, and shall not be deemed, a waiver of any such existing Events of Default.

     11. EXPENSES. Borrower shall pay all out-of-pocket expenses arising in connection with the preparation, execution, delivery and administration of this Amendment, including, but not limited to, all reasonable legal fees and expenses incurred by Lender.

     12. CONTINUED EFFECT. Except to the extent amended hereby, all terms, provisions and conditions of the Agreement and all of the other Agreements shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

     13. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which are identical. All parties need not execute the same counterpart.

     14. FINAL AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date first above written.

                              RED MAN PIPE & SUPPLY CO.

                              By: /s/ DEE PAIGE
                              Name: DEE PAIGE
                              Title: VICE PRESIDENT OF FINANCE


                              BARCLAYS BUSINESS CREDIT, INC.

                              By: /s/ JOY L.  BARTHOLOMEW
                              Name: JOY L.  BARTHOLOMEW
                              Title: Regional Vice President

The undersigned Guarantor, having guaranteed to Lender the payment of the obligations, as such term is defined in the Unconditional Limited Guaranty (the "Guaranty") executed by Guarantor on May 3, 1991, hereby acknowledges, confirms, and agrees that (i) the execution and delivery of this Amendment does not alter, affect, diminish, release or reduce his liability under the Guaranty, (ii) the Guaranty is in full force and effect to secure the Obligations described therein, and (iii) the obligations secured by the Guaranty include, without limitation, any Term Loan advanced pursuant to the terms of this Amendment.



                              /s/ LEWIS B.  KETCHUM
                              LEWIS B. KETCHUM